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                                                                   EXHIBIT 10.19



                          TRADEMARK LICENSE AGREEMENT


         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into as of this 4th day of February, 1995, by and between FLAV-O-RICH, INC., a Kentucky cooperative association ("Licensor"), and SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership ("Licensee").

         WHEREAS, pursuant to that certain Lease Agreement of even date herewith, between Licensor and Licensee (the "Lease Agreement"), Licensor agreed to grant certain licenses to the Trademarks (as hereinafter defined) to Licensee; and

         WHEREAS, Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, certain licenses to the Trademarks for use in connection with certain specified products in a specified territory, all pursuant to the terms and conditions provided herein.

         NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), receipt of which is hereby acknowledged, and for other good and valuable consideration, and the mutual performance of the undertakings herein, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. The following terms shall have the meanings set forth below when used in this Agreement:

                 (a) "SPECIFIED PRODUCTS" means processed fluid milk, liquid milk, chocolate milk, butter milk, half and half, cream and low and reduced fat versions of any of the foregoing, e.g. "low-fat chocolate milk."

                 (b) "TERM" has the meaning set forth in Section 14 hereof.

                 (c) "TERRITORY" means the States of Louisiana, Mississippi and Arkansas and Shelby County, Tennessee and the contiguous counties in Tennessee.

                 (d) "TRADEMARKS" means the trademarks listed in Attachment A attached hereto and incorporated herein by reference.

         2. LICENSE. On the terms and subject to the conditions stated in this Agreement, Licensor hereby grants to Licensee an exclusive (including as to Licensor), royalty-free license to use the Trademarks in connection with the promotion, advertising, offer



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for sale, sale and distribution of the Specified Products in the Territory during the Term.

         3. LIMITATIONS ON LICENSE. The license herein granted does not include or give to Licensee the right to use any trademark of Licensor other than the Trademarks and does not license the use of any trade dress for the Specified Products currently used by Licensor. Licensee agrees to use the Trademarks only as and in the manner specified in this Agreement. Without limiting the generality of the foregoing, (a) the use of the Trademarks by Licensee shall not be extended outside the Territory, or to any products other than the Specified Products sold or advertised for sale by Licensee in the Territory during the Term, (b) Licensee shall not use the Trademarks or any derivative thereof as a trade name and (c) Licensee shall not use or advertise the Trademarks in a manner which is likely to cause any third party to believe that Licensee is related to Licensor in any other way than as a licensee or lessor.

         4. LICENSOR'S RIGHTS. Licensee recognizes and agrees that Licensor is the owner of the Trademarks and subject to the rights granted Licensee hereunder is entitled to the exclusive right to employ, use, control and derive the benefit and goodwill from the use of the Trademarks. Without limiting the generality of the foregoing, Licensee further agrees that nothing herein shall prevent or restrict Licensor from using, or granting to others (by sale, license, or otherwise) the right to use, the Trademarks (a) on or in connection with the sale, advertising or marketing of any products (including, without limitation, Specified Products) outside the Territory or (b) in the Territory on or in connection with the sale, advertising or marketing of products therein other than the Specified Products.

         5. VALIDITY OF TRADEMARKS. Licensee acknowledges the validity of the Trademarks and the rights and registrations which Licensor owns regarding the same, and will not at any time, directly or indirectly, do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of Licensor's right, title and interest in and to the Trademarks. Licensee shall not in any manner represent that it has any ownership in the Trademarks or registrations thereof, and Licensee acknowledges that its use of the Trademarks shall not create in favor of Licensee any right, title or interest in or to the Trademarks or registrations thereof except those rights and interests granted hereunder. All use of the Trademarks by Licensee shall enure to the sole benefit of Licensor. For so long as Licensor has not abandoned the Trademarks, Licensee covenants and agrees that it will not adopt or use, in the U.S.A., for any dairy product, a trade name or trademark that is confusingly similar to the Trademarks.





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         6.      QUALITY CONTROL. Licensee agrees that Licensor has the right to control the nature and quality of the Specified Products sold by Licensee under the Trademarks.

         7.      AGREEMENTS REGARDING SPECIFIED PRODUCTS. Licensee agrees that
(a) the Specified Products produced or marketed by Licensee under the Trademarks shall comply with all applicable statutes, laws, rules, regulations and other similar, legal requirements, and shall conform to the standards and specifications previously used by Licensor immediately prior to the execution and delivery of this Agreement in the making, marketing and advertising of Specified Products, such written statements and specifications having been provided to Licensee prior to execution of this Agreement and (b) the nature and quality of Licensee's Specified Products bearing the Trademarks will be the same as the nature and quality of the Specified Products sold under such Trademarks in the past by Licensor.

         8. INSPECTION BY LICENSOR. Licensee agrees to permit Licensor at reasonable times during business hours on prior written notice to inspect the production facilities, and the production and the quality control production records of Licensee in connection with the Specified Products. In the event that any Specified Products do not meet the quality standards maintained in the past by Licensor immediately prior to execution and delivery of this Agreement, Licensor shall identify the alleged non-conformity and work with Licensee to rectify any concerns of Licensor. In the event the parties cannot resolve their differences, Licensee will refrain from selling the affected products under the Trademarks until the parties resolve the dispute.

         9. PRODUCT DEFICIENCIES. The license herein granted shall be subject to termination by Licensor in the event that any substantial deficiency in the nature or quality of any Specified Products or a substantial deviation from the standards and specifications for the Specified Products is not corrected by Licensee within thirty (30) days after receipt of written notice from Licensor specifying in reasonable detail the deficiency or deviation. If such deficiency or deviation results in a product potentially hazardous to health or safety, Licensee shall take immediate steps after discovery of the hazardous product to recall such hazardous product from distribution channels and destroy it.

         10. PACKAGING AND ADVERTISING. Licensee agrees to mark all labels, wrappings, packages and containers for the Specified Products sold or distributed under the Trademarks in accordance with all applicable laws and regulations. No packaging, labeling or advertising of Specified Products sold by Licensee under the Trademarks, as provided herein, may be used without the prior written approval of Licensor. Samples of all advertising, packaging and labeling for Specified Products shall be submitted sufficiently far in advance to permit Licensee to make such changes as Licensor reasonably requests. If Licensor has not disapproved





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in writing an item of packaging, labeling and advertising within five calendar
(5) days after its receipt, such item shall be deemed to have Licensor's approval. Once approval has been obtained, further approval need not be obtained for additional or repeated use of the same or substantially similar packaging, labeling and advertising.

         11. CLAIMS OF INFRINGEMENT. If, during the Term of this Agreement, any third party uses in the Territory a trademark that is confusingly similar to the Trademarks, then Licensee shall notify Licensor in writing thereof, specifying the details of the third party use, including copies of the third party's labels, advertising or packaging complained of. If Licensee so requests in the notification, Licensor shall promptly undertake preventive measures in order to stop the infringement and/or the unfair method of competition, including litigation if necessary, and where appropriate to recover damages, costs and fees. Licensee shall, at Licensor's written request, but at Licensor's cost as to out-of-pocket expenses only, cooperate with Licensor in its preventive measures, including litigation. Licensee shall with respect to litigation commenced at its request pay one-half of substantiated court costs and expenses, including reasonable attorneys' fees and share one-half of any monetary recovery. If Licensee does not request litigation, but Licensor notifies Licensee that it intends to litigate, Licensee may within fifteen (15) days notify Licensor whether or not it wishes to participate in the litigation If Licensee declines to participate, then Licensee shall forfeit its share of any monetary recovery. If Licensee agrees, on the other hand, to participate, then Licensee shall pay one-half of the costs and expenses as described above and share one-half of any monetary recovery; provided, however, that Licensee may at any time during such non-requested litigation notify Licensor that it no longer desires to participate, in which case Licensee will not thereafter be obligated to pay any portion of such costs and expenses including fees. In such event, Licensee shall forfeit its share of any monetary recovery.

         12. INDEMNIFICATION. Licensee hereby agrees to indemnify, defend and hold harmless Licensor, its shareholders, directors, officers, employees and agents, from, against and in respect of, any all claims, demands, liabilities, losses, costs, damages, penalties, fines and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of any of the following:

                 (a) any and all product liability claims or actions, and any and all other claims or actions, involving or relating to Licensee's manufacture, processing, use, advertising, marketing, sale or distribution of the Specified Product (unless such claims are based on Licensee's use of the Trademarks);





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                 (b)      any and all civil or administrative proceedings
         brought by any federal, state or local agency in connection with the Specified Products processed, sold or distributed by Licensee under the Trademarks (unless such proceedings are based on Licensee's use of the Trademarks);

                 (c) any claim or action by any consumer or other third party relating to any advertising, marketing or promotional material published, used or distributed by Licensee (unless such claim is based on Licensee's use of the Trademarks); and

                 (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to any of the foregoing (unless such claim is based on Licensee's use of the Trademarks).

The provisions of this Section 12 shall survive the expiration or termination of this Agreement.

         13. INSURANCE. Licensee shall maintain in force during the Term of this Agreement an insurance policy covering claims arising out of the distribution and sale by Licensee of the Specified Products (the "Policy"). The Policy shall name Licensor as an additional insured and shall have coverage amounts reasonably acceptable to Licensor. Licensee shall provide Licensor with a copy of the Policy and any endorsement thereof prior to the first use by Licensee of the Trademarks and shall, no less than ten (10) days before the renewal date of the Policy, provide Licensor with a copy of the renewal certificate. Licensee shall not sell any Specified Products under the Trademark that are not covered under the Policy.

         14.     TERM AND SELL-OFF RIGHTS.

                 (a) The term of this Agreement shall commence on the date hereof and shall continue (i) so long as the Lease Agreement remains in full force and effect, and (ii) in the event that the Licensee exercises its option to purchase under the Lease Agreement, for Three
         (3) years immediately following the date such purchase is closed, unless terminated as herein provided (the "Term").

                 (b) Subject to the provisions of this Section 14(b), upon the termination of this Agreement for any reason, all rights of Licensee to use the Trademarks shall cease. Upon such termination Licensee shall discontinue advertisement, sale, distribution and promotion of the Specified Products under the Trademarks, except that for thirty (30) days following such termination, unless termination has occurred under any of the provisions of Section 15 hereof, Licensee shall be permitted to sell or otherwise distribute (in a manner consistent with the reputation of the Trademarks) (i) its inventory of all Specified Products (whether or not





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         finished, and shall have the right to finish any work-in-process and use supplies of raw materials on hand or ordered), (ii) all items previously ordered under purchase orders that cannot be cancelled without penalty to, or a claim against, Licensee and (iii) all Specified Products required to fill binding orders outstanding at the time of such termination under sales orders that cannot be cancelled without penalty to, or a claim against, Licensee. Notwithstanding anything herein to the contrary, for so long as Licensee shall have any rights under this Section 14(b), it shall continue to perform all of its obligations under this Agreement.

         15. EARLY TERMINATION. This Agreement and the license granted hereby shall terminate at the option of Licensor, without prior notice to Licensee, in the event that: (a) Licensee is adjudicated a bankrupt; (b) a receiver for the business of Licensee is appointed; (c) Licensee makes an assignment for the benefit of its creditors; (d) any attempt is made by Licensee to assign or transfer this Agreement or the license herein granted;
(e) the Lease Agreement is terminated for any reason other than the exercise of the option to purchase; or (f) Licensee fails to comply with any other provision of this Agreement and such failure is not corrected by Licensee within thirty (30) days after receipt of written notice from Licensor specifying in reasonable detail such failure.

         16. EFFECT OF EXPIRATION OR TERMINATION. Licensee agrees that upon the expiration or termination of the license herein granted, Licensee (a) releases and forever quitclaims unto Licensor any and all right, title and interest in and to the Trademarks, (b) shall not use any of the Trademarks except as provided in Section 14(b), and (c) shall promptly return to Licensor all unused labels bearing the Trademarks then in the possession or under the control of Licensee.

         17. GOVERNING LAW. This Agreement shall be deemed to be made in and pursuant to the laws of the State of Texas and all questions of the validity and the construction thereof shall be determined in accordance with the laws of Texas, except that trademark questions shall be determined under federal trademark law.

         18. NO JOINT VENTURE. Licensee agrees that it is an independent entity and not a partner, joint venturer, or agent of Licensor. Neither party is authorized to or has the power to obligate or bind the other party in any manner whatsoever, except as may be expressly provided herein.

         19. FURTHER INSTRUMENTS. The parties hereto agree to execute and deliver such instruments and take such other action as shall be reasonably necessary, or as shall be reasonably requested by the other party hereto, in order to carry out the transactions, agreements and covenants contemplated in this Agreement.





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         20.     NOTICES. Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party at the address set forth below, and by (a) depositing the same so addressed, postage prepaid, first class, certified or registered, in the United States mail (herein referred to as "Mailing"), (b) overnight delivery by a nationally recognized overnight courier service (e.g. UPS, Federal Express),
(c) delivery of the same personally to such other party, or (d) transmitting the same by facsimile and Mailing the original. Any notice shall be deemed to have been delivered on the date of Mailing; one day after timely delivery to an overnight courier; if by personal delivery, upon such delivery; or if by facsimile, the day of transmission if made within customary business hours, or if not transmitted within customary business hours, the following business day.

                 (i)      If to Licensor:

                          Flav-O-Rich, Inc.
                          Northeast Tennessee Business Park
                          10368 Wallace Alley Drive, Suite 4
                          Kingsport, Tennessee 37663
                          Attention: Steve Conerly
                          Facsimile: (615) 279-3388

                 (ii)     If to Licensee:

                          SFG Management Limited Liability Company
                          3114 South Haskell
                          Dallas, Texas 75223
                          Attention: Pete Schenkel
                          Facsimile: (214) 821-1686


Any party may change the address or facsimile telephone number for notices to be sent to it by written notice delivered pursuant to the terms of this Section 20.

         21. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire agreement and understanding, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. Neither party shall be bound by any definition, condition, warranty or representation other than as expressly stated in this Agreement or as subsequently set forth in writing and executed by a duly authorized representative of the party to be bound thereby. This Agreement may be amended, modified or supplemented only by a writing signed by Licensee and Licensor.

         22. BINDING EFFECT/ASSIGNABILITY. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.





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Without the prior written consent of Licensor, Licensee shall not, directly or indirectly, by operation of law or otherwise, sell, assign, convey, transfer or encumber this Agreement or any of its rights hereunder, or sublicense, franchise or otherwise authorize any person, firm, corporation or other organization or entity to use any of the Trademarks.

         23. ATTACHMENTS. All Attachments referenced in this Agreement are incorporated herein by reference and shall constitute a part of this Agreement.

         24. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

         25. HEADINGS/CAPTIONS. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         26. WAIVER; REMEDIES. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. No course of dealing between or among persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. Except as expressly limited by this Agreement, the parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

         27. CONSENT TO JURISDICTION. Each party hereto hereby irrevocably consents to the jurisdiction of a state or federal court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal courts.





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         28.     ATTORNEY'S FEES AND COSTS. In the event of a breach by any party to this Agreement and commencement of a subsequent legal action in a court of law or forum of arbitration, or in the event legal counsel is consulted in the event of any such breach or in anticipation of any such prospective legal action, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorney's fees and court costs, including, but not limited to, the costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs of such dispute. "Prevailing party" is the party in whose favor final judgment is rendered.

         29. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



FLAV-O-RICH, INC.                          SOUTHERN FOODS GROUP, L.P.

                                           BY: SFG MANAGEMENT LIMITED
                                               LIABILITY COMPANY
By: /s/                                        Its General Partner
   -------------------------------

   Its:                                    By: /s/ PETE SCHENKEL
       ---------------------------            -------------------------------

                                              Its: President & CEO
                                                  ---------------------------


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